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                                                                    EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITOR

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Price/Costco, Inc. and to the incorporation by reference therein of our report dated November 19, 1993, with respect to the consolidated financial statements and schedules of The Price Company (not presented separately) included in the Annual Report (Form 10-K) of Price/Costco, Inc. for the year ended August 28, 1994 filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP
                                          -------------------------------------
                                          ERNST & YOUNG LLP

San Diego, California
May 15, 1995